BAYVIEW CORPORATION
                     Suite 880, 50 West Liberty Drive
                            Reno, Nevada  89501

November 13, 2003

Mr. Terry Loney
326 Penman Avenue
Garson, Ontario
P3L 1S5

Dear Mr. Loney:

Re:  Mac Len Property - Option Agreement dated November 28, 2002

Dear Sirs,

Further to our recent discussions, we hereby confirm our agreement to amend the terms of our Option Agreement dated November 28, 2002 concerning the Mac Len property (the "Property") as follows:

1. You hereby confirm that we have previously spent $8,500 on exploration of the Property and have forwarded an additional $4,000 to complete the current trenching program on the Property;

2. Upon execution of this amending agreement, we will pay you an additional $1,000 in cash and commit to completing the current trenching program on the Property by December 5, 2003;

3.   We hereby mutually agree that:

          (a) paragraph 2.1(B) be and is hereby deleted in its entirety and replaced with the following:

          "by November 30, 2004, the incurrence of Property Expenditures in the amount of $24,600 US".

     (b) paragraph 2.2(C) be and is hereby deleted in its entirely and replaced with the following:

          "by November 30, 2005, the incurrence of Property Expenditures in the amount of $179,200 US".

4.   All funds referred to above are in United States currency.

Yours truly,

BAYVIEW CORPORATION

Per:
/s/PAUL NG
PAUL NG
Secretary/Treasurer

The above is hereby confirmed and agreed as of the date first above written.


/s/Terry Loney
Terry Loney